EXHIBIT 10.18

USF CORPORATION
DIRECTORS COMPENSATION
2004

Annual Retainer:	Cash	$15,000/year
	•	$7,500 payable beginning of 1st Quarter
	•	$7,500 payable beginning of 3rd Quarter
	Stock	$20,000/year
	•	$10,000 payable beginning of 1st Quarter
	•	$10,000 payable beginning of 3rd Quarter
Board Meeting Fees:		$1,000

Committee Fees:	•	$500 (If held with Board Meeting)
		$1,000 (If held separate from Board Meeting)
Chairperson Fees:	Audit	$4,000
	Compensation	$2,500
	Nominating and Corporate Governance	$2,000

Telephonic Board or Committee Fees:		$750

Annual Option Grant:		5,000 Shares (payable in December)

     Directors are eligible to defer cash and stock compensation to USF’s Deferred Compensation Program.